United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GALECTIN THERAPEUTICS INC.
(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 20, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Galectin Therapeutics Inc. The meeting will be held on Thursday, May 24, 2012 at 9:00 a.m., local time, at our offices located at 7 Wells Avenue, Suite 34, Newton, MA 02459, for the following purposes:

1.	To elect nine nominees for director to hold office for a one-year term, expiring at the 2013 annual meeting of our stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

In addition, the proxy statement contains other important information about Galectin Therapeutics, including information about the role and responsibilities of our board of directors and its committees, information about executive compensation, and information about the beneficial ownership of Galectin Therapeutics securities.

Your vote is very important. Therefore, whether or not you plan to attend the annual meeting in person, please complete and return the enclosed proxy card.

Sincerely yours,

Peter G. Traber, M.D.
Chief Executive Officer and President

GALECTIN THERAPEUTICS INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Time:	9:00 a.m. on Thursday, May 24, 2012

Place:	7 Wells Avenue, Suite 34 Newton, Massachusetts 02459

Items of Business:	(1) To elect nine (9) directors to serve for one-year terms, expiring at our 2013 annual meeting of stockholders.

(2) To ratify the selection of McGladrey & Pullen, LLP as our independent auditors for the fiscal year ending December 31, 2012.

(3) To transact such other business as may properly come before the meeting.

Who Can Vote:	You can vote if you were a shareholder of record of our common stock, our Series A 12% Convertible Preferred Stock, our Series B-1 Convertible Preferred Stock or our Series B-2 Convertible Preferred Stock, as of the close of business on April 13, 2012.

Annual Report:	A copy of our 2011 Annual Report on Form 10-K is included with this proxy statement.

Web site:	You may also read our Annual Report and this Notice and proxy statement on our website at www.galectintherapeutics.com or at http://www.rrdezproxy.com/2012/GalectinTherapeutics/

Date of Mailing:	This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 20, 2012.

By Order of the Board of Directors

Maureen E. Foley
Chief Operating Officer and
Corporate Secretary

GALECTIN THERAPEUTICS INC.

7 Wells Avenue

Newton, Massachusetts 02459

PROXY STATEMENT

FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2012

This proxy statement contains information about our 2012 annual meeting of stockholders. The meeting will be held on Thursday, May 24, 2012, beginning at 9:00 a.m. local time, at our offices, 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459.

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, it will be voted in accordance with the recommendations of our board of directors.

These proxy materials, together with our annual report to stockholders for our 2011 fiscal year, are first being mailed to stockholders on or about April 20, 2012 and may also be found at www.galectintherapeutics.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will consider and vote on the following matters:

1.	The election of the nine nominees named in this Proxy Statement to our Board of Directors, each for a term of one year, expiring at our 2013 annual meeting of stockholders.

2.	The ratification of the selection of McGladrey & Pullen, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	The transaction of such other business that may properly come before the meeting or any adjournment thereof.

Who can vote?

You may vote if you were a shareholder of Galectin Therapeutics as of the close of business on the record date, April 13, 2012. Shares outstanding on the record date are the following:

•	15,670,153 shares of common stock,

•	1,562,500 shares of Series A 12% Convertible Preferred Stock (“Series A preferred stock”),

•	900,000 shares of Series B-1 Convertible Preferred Stock (“Series B-1 preferred stock”), and

•	2,100,000 shares of Series B-2 Convertible Preferred Stock (“Series B-2 preferred stock”, and together with the Series B-1 preferred stock, the “Series B preferred stock”).

The shares of Series A preferred stock and Series B preferred stock vote on an as-converted basis with the shares of common stock. Prior to giving effect to the reverse stock split discussed in the next question, on an as-converted basis, each share of Series A preferred stock had one vote, and each share of Series B preferred stock had four votes. The shares of our Series C Super Dividend Convertible Preferred Stock (“Series C preferred stock”, and together with the Series A preferred stock and Series B preferred stock, the “Preferred Stock”) do not have voting rights prior to conversion to common stock.

How many votes do I have?

On March 23, 2012, we effected a one-for-six reverse split of the shares of our common stock that were then issued and outstanding as well as the authorized but unissued shares of common stock. The reverse split by a similar ratio impacts the number of shares of common stock issuable upon conversion of shares of each series of Preferred Stock. Each share of our common stock that you own on the record date entitles you to one vote on each matter subject to a vote. Each share of Series A preferred stock that you own on the record date entitles you to one-sixth vote (i.e. six shares of Series A preferred stock equals one vote) on each matter that is submitted to a vote of holders of our common stock. Each share of our Series B preferred stock entitles you to two-thirds of a vote (i.e. three shares of Series B preferred stock equals two votes) on each matter that is submitted to a vote of holders of our common stock.

What is the difference between the Galectin Therapeutics securities that are traded under the NASDAQ trading symbols “GALT”, “GALTU”, and “GALTW” and how is each voted?

Our common stock is now listed and trades on the NASDAQ Capital Markets under the symbol “GALT”. The units of securities that we sold in our public offering that that was closed on March 28, 2012, are listed and trade on the NASDAQ Capital Markets under the symbol “GALTU”. Each Unit consists of two shares of our common stock and one warrant to purchase one share of our common stock. A holder of Units has one vote for each of the two shares in the Unit. The warrants we sold in the public offering are listed and now trade on the NASDAQ Capital Markets under the symbol “GALTW”. The warrants do not have voting rights.

How do I vote?

If you are the record holder of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote as follows:

1.	You may vote by mail. You may vote by completing and signing the proxy card enclosed with this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it from the United States. The shares you own will be voted according to your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors.

2.	You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or by completing a ballot. Ballots will be available at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

FOR the election of each of the nine nominees to serve as directors on the Board of Directors, each for a term of one year, expiring at our 2013 annual meeting of stockholders.

FOR the ratification of the selection of McGladrey & Pullen, LLP, as our independent registered public accounting firm for the 2012 fiscal year.

Is my vote important?

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

What if I return a proxy card but do not make specific choices?

Any Proxy Card returned without directions given will be voted (1) “FOR” the election of directors presented in this Proxy Statement to the Board of Directors, (2) “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm to audit the financial statements for our 2012 fiscal year, and (3) as to any other business that may come before the annual meeting, in accordance with the judgment of the person or persons named in the proxy.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to ratify the selection of McGladrey & Pullen, LLP as our independent auditors for fiscal year 2012 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our annual meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

Can I change my vote after I have mailed my Proxy Card or after I have voted my shares?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing another proxy with a later date;

•

giving our corporate secretary, Maureen Foley, written notice to that effect. She may be contacted at 7 Wells Avenue, Suite 34, Newton, MA 02459; telephone: 617-559-0033; e-mail: foley@galectintherapeutics.com; or

•	voting in person at the meeting.

How can I access the proxy materials over the internet?

You may view and also download our proxy materials, including the 2011 Annual Report, our Form 10-K for the year ended December 12, 2011, and the Notice on our website at www.galectintherapeutics.com as well as http://www.rrdezproxy.com/2012/GalectinTherapeutics/

Who pays for the solicitation of Proxies?

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. We pay all costs to solicit these proxies. Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities. We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. We will reimburse their reasonable expenses.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On the record date, there were 17,930,570 shares of common stock outstanding or deemed outstanding based on voting rights of Series A preferred stock or Series B preferred stock on an as-converted basis. Thus, 5,976,857 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item to pass?

Election of Directors. Under our bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Two directors, whom we refer to as Series B directors, are nominated and elected by the holder(s) of the Series B preferred stock voting as a separate class.

Ratification of independent registered public accounting firm. Under our bylaws, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to ratify the selection of McGladrey & Pullen, LLP, as our independent registered public accounting firm.

If you do not instruct your broker how to vote with respect to the election of directors, your broker may not vote with respect to this proposal.

Your Board of Directors has eleven members. Why are only nine elected at the annual meeting?

The holder(s) of our Series B preferred stock have the right, as long as any shares of Series B preferred stock are outstanding, to vote as a separate class to nominate and elect two of our directors, referred to as the Series B directors, and to nominate three directors, referred to as the Series B nominees, who must be recommended for election by holders of all of our securities entitled to vote on election of directors. The holder(s) of the Series B preferred stock declined to exercise their right to designate the three Series B nominees for purposes of the 2012 annual meeting. Messrs. Czirr and Greenberg are the Series B directors who, if elected by the holder(s) of the Series B preferred stock at the 2012 annual meeting, will serve on our Board as the Series B directors. As of March 31, 2012, 10X Fund L.P. is the owner of all of the issued and outstanding shares of the Series B preferred stock. For additional information, please see “Security Ownership of Certain Beneficial Owners and Management” below.

Who will count the votes?

The votes will be counted, tabulated and certified by the Inspector of Elections, which for the 2012 annual meeting will be Continental Stock Transfer & Trust Company, our stock transfer agent.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The Inspector of Elections will forward any written comments that you make on the Proxy Card to management without providing your name, unless you expressly request disclosure on your Proxy Card.

How and when may I submit a stockholder proposal for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2012 to our Corporate Secretary at 7 Wells Avenue, Suite 34, Newton, MA 02459. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Where can I find the voting results?

We will report the voting results on Form 8-K within four business days after the end of our annual meeting of stockholders. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the annual meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2012, certain information concerning the beneficial ownership of our common stock, our Series A preferred stock and Series B preferred stock by (i) each person known by us to own beneficially five per cent (5%) or more of the outstanding shares of each class, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the stockholders for their approval at the annual meeting, except for such separate class votes as are required by law.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after March 31, 2012 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

On March 23, 2012, we effected a one-for-six reverse split of our outstanding shares of common stock as well as the authorized but unissued shares of common stock. The reverse split by the same ratio affects the number of shares of our common stock issuable upon conversion of the shares of each series of Preferred Stock. All common share, common equivalent share ratios and per share amounts have been adjusted to reflect this reverse split.

Name and Address(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned		Percent of Series A Preferred Stock(4)	Shares of Series B Preferred Stock Beneficially Owned(5)	Percent of Series B Preferred Stock	Combined Percent of Voting Securities(6)
5% Stockholders
James C. Czirr	9,679,137	(7)	42.2%	—		—	3,000,000	100%	4.6	%(8)
10X Fund, L.P.(15)	8,587,353	(9)	37.9%	—		—	3,000,000	100%	20.0%
Rod D. Martin, J.D.	8,766,044	(10)	38.5%	—		—	3,000,000	100%	*	(8)
James C. Czirr Trust(16)	28,451	(14)	*	100,000		6.4%	—	—	*
David Smith(17)	—		—	175,000		11.2%	—	—	*
Fivex LLC(17)	—		—	100,000	(13)	6.4%	—	—	*

Name and Address(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned	Percent of Series A Preferred Stock(4)	Shares of Series B Preferred Stock Beneficially Owned(5)	Percent of Series B Preferred Stock	Combined Percent of Voting Securities(6)
Directors and Other Named Executive Officers
James C. Czirr	9,679,137	(7)	42.2%	100,000	6.4%	3,000,000	100%	4.6	%(8)
Rod D. Martin, J.D.	8,766,044	(10)	38.5%	—	—	3,000,000	100%	*	(8)
Gilbert F. Amelio, Ph.D.	93,453		*	—	—	—	—	*
Kevin Freeman	5,556		*	—	—	—	—	*
Arthur R. Greenberg	97,754		*	—	—	—	—	*
John Mauldin	5,556		*	—	—	—	—	*
Steven Prelack	98,131		*	—	—	—	—	*
Paul Pressler	10,056		*	—	—	—	—	*
Jerald K. Rome	118,977		*	—	—	—	—	*
Marc Rubin	7,458		*	—	—	—	—	*
Peter G. Traber, M.D.	495,835	(11)	3.1%	—	—	—	—	*
Anthony D. Squeglia	115,838		*	—	—	—	—	*
Maureen Foley	209,170		1.3%	—	—	—	—	*
All executive officers and directors as a group (13 persons)	11,115,612	(12)	46.3%	100,000	6.4%	3,000,000	100%	26.8%

*	Less than 1%.
(1)	Except as otherwise indicated, the address for each named person is c/o Galectin Therapeutics Inc., 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459.
(2)	Includes the following number of shares of our common stock issuable upon exercise of outstanding stock options granted to our named executive officers and directors that are exercisable within 60 days after March 31, 2012,

Directors and Named Executive Officers	Options Exercisable Within 60 Days
Mr. Czirr	241,667
Mr. Martin	92,203
Mr. Amelio	8,869
Mr. Freeman	5,556
Mr. Greenburg	11,087
Mr. Mauldin	5,556
Mr. Prelack	98,131
Mr. Pressler	5,556
Mr. Rome	92,419
Mr. Rubin	4,124
Dr. Traber	312,501
Mr. Squeglia	115,838
Ms. Foley	208,336
All executive officers and directors as a group	1,201,843

(3)	For each named person and group included in this table, percentage ownership of our common stock is calculated by dividing the number of shares of our common stock beneficially owned by such person or group by the sum of (i) 15,670,153 shares of our common stock outstanding as of March 31, 2012 and (ii) the number of shares of our common stock that such person has the right to acquire within 60 days after March 31, 2012, which does not include any shares of common stock that may be issued in payment of dividends to holders of our preferred stock during that period.

(4)	Based on 1,562,500 shares of Series A preferred stock outstanding as of March 31, 2012.
(5)	Includes 900,000 shares of Series B-1 preferred stock and 2,100,000 shares of Series B-2 preferred stock outstanding as of March 31, 2012.
(6)	Represents the combined voting power of the voting securities (comprised of the aggregate of the shares of common stock, Series A preferred stock and Series B preferred stock, each series voting on an as-converted basis with the common stock) on all matters presented for stockholder vote at the annual meeting (except for such separate class votes as are required by law or the terms of a class or series of securities) and excludes (i) shares of common stock underlying options and warrants not exercised as of the record date and (ii) the Series C preferred stock which does not have voting rights.
(7)	Includes (i) 100,000 common shares issuable upon conversion of Series A preferred stock; (ii) 600,000 common shares issuable upon conversion of 900,000 shares of Series B-1 preferred stock, (iii) 1,400,000 common shares issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (iv) 5,000,000 common shares issuable upon exercise of warrants; (v) 1,000,000 shares of common stock; and (vi) 587,353 common shares issued as stock dividends paid on the Series B preferred stock, as to which Mr. Czirr, in his capacity as a managing member of 10X Capital Management Fund, LLC, a Florida limited liability company and general partner of 10X Fund, which we refer to as 10X Management, has shared voting and investment power, and disclaims beneficial ownership.
(8)	Excludes, for purposes of this column, shares of common stock underlying the Series B preferred stock as to which such person has shared voting power but which will be voted by 10X Fund.
(9)	Includes (i) 600,000 common shares issuable upon conversion of 900,000 shares of Series B-1 preferred stock; (ii) 1,400,000 common shares issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (iii) 5,000,000 common shares issuable upon exercise of warrants; (iv) 1,000,000 shares of common stock, and (v) 587,353 common shares issued as stock dividends paid on the Series B preferred stock, as to which Mr. Martin, in his capacity as a managing member of 10X Management, its general partner, has shared voting and investment power, and disclaims beneficial ownership. Each of Mr. Czirr and Mr. Martin, in his capacity as a managing member of 10X Management, the general partner of 10X Fund, has voting and investment power, and disclaims beneficial ownership, of these securities.
(10)	Includes (i) 600,000 common shares issuable upon conversion of 900,000 shares of Series B-1 preferred stock; (ii) 1,400,000 common shares issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock; (iii) 5,000,000 common shares issuable upon exercise of warrants; (iv) 1,000,000 common shares, and (iv) 587,353 common shares issued as stock dividends paid on the Series B preferred stock, all of which are held of record by 10X Fund as to which Mr. Martin, in his capacity as a managing member of 10X Management, has shared voting and investment power, and disclaims beneficial ownership.
(11)	Includes 100,000 common shares issuable upon exercise of warrants.
(12)	Includes (i) 7,000,000 common shares issuable upon conversion of the shares of Series B preferred stock and exercise of warrants and (ii) 1,587,353 common shares issued upon exercise of warrants or paid as stock dividends on the Series B preferred stock, as to which Messrs. Czirr and Martin share voting and investment control but are counted one time for purposes of this total. For additional information about the beneficial ownership of our capital stock by Messrs. Czirr and Martin, see notes 7 and 10 respectively.
(13)	Mr. Smith is the manager of Fivex LLC, a Connecticut limited liability company, and may be deemed to have voting and investment control over, but disclaims beneficial ownership of, the shares of Series A preferred stock.
(14)	Includes 16,667 shares of our common stock issuable upon conversion of Series A preferred stock.
(15)	Contact: c/o 10X Capital Management, LLC 1099 Forest Lake Terrace, Niceville, FL 32578.
(16)	Contact: c/o James C. Czirr 425 Janish Drive, Sandpoint, ID 83864.
(17)	Contact: c/o David Smith 34 Shorehaven Road, E. Norwalk, CT 06855.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors has nominated nine members currently serving on our Board to be re-elected at the annual meeting to serve one-year terms until the 2013 annual meeting of stockholders and until their respective successors are elected and qualified. Each nominee has agreed to serve if elected.

The Nominating and Corporate Governance Committee is nominating nine directors, which is fewer than the number (eleven) of directors permitted by our governance documents, to be elected to the Board of Directors because Messrs. Czirr and Greenberg are the Series B directors who are nominated and elected by the holder(s) of the Series B preferred stock voting as a separate class. Mr. Czirr serves as the Executive Chairman of the Board. Background information with respect to Messrs. Czirr and Greenberg is provided below. If all of the nominees are elected at the annual meeting, our Board of Directors will have eleven members.

Set forth below is information regarding the nominees, as of March 31, 2012, including their ages, positions with Galectin Therapeutics, recent employment and other directorships.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH NOMINEE.

The persons who have been nominated for election at the annual meeting to serve on our Board of Directors are named in the table below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Name	Age	Position	Director Since
Gilbert F. Amelio, Ph.D.	68	Director	2009
Kevin D. Freeman	50	Director	2011
Rod D. Martin	41	Director	2009
John Mauldin	62	Director	2011
Steven Prelack	53	Director	2003
H. Paul Pressler	80	Director	2011
Jerald K. Rome	76	Director	2004
Marc Rubin, M.D.	57	Director	2011
Peter G. Traber, M.D.	55	Chief Executive Officer, President and Director	2009

Gilbert F. Amelio, Ph.D. a director since February 2009, began his career at Bell Labs, is Senior Partner of Sienna Ventures (a privately-held venture capital firm in Sausalito, California) and has acted in this capacity since April 2001. Dr. Amelio was Chairman and Chief Executive Officer of Jazz Technologies, Inc. (a wholly owned subsidiary of Tower Semiconductor Ltd., an independent specialty wafer foundry) from August 2005 until his retirement in September 2008 (when he was named Chairman Emeritus). Dr. Amelio was Chairman and Chief Executive Officer of Beneventure Capital, LLC (a full-service venture capital firm in San Francisco, California) from 1999 to 2005 and was Principal of Aircraft Ventures, LLC (a consulting firm in Newport Beach, California) from April 1997 to December 2004. In 2008, Acquicor Management LLC (a former shareholder of Jazz Technologies, Inc.), where Dr. Amelio has served as the sole managing member since 2005, declared bankruptcy. Dr. Amelio was elected a Director of AT&T in February 2001 and had previously served as an Advisory Director of AT&T (then known as SBC Communications Inc.) from April 1997 to February 2001. He served as a Director of Pacific Telesis Group from 1995 until the company was acquired by AT&T in 1997. We believe Dr. Amelio’s qualifications to sit on our Board of Directors includes his executive leadership and management experience, as well as his extensive experience with global companies, his financial expertise and his years of experience providing strategic advisory services to organizations.

James C. Czirr, age 57, Chairman of the Board since February 2009 and Executive Chairman since February 2010, is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Czirr was a co-founder of Galectin Therapeutics in July 2000. Mr. Czirr was instrumental in the early stage development of Safe Science Inc., a developer of anti-cancer drugs, served from 2005 to 2008 as Chief Executive Officer of Minerva Biotechnologies Corporation, a developer of nano particle bio chips to determine the cause of solid tumors, and was a consultant to Metalline Mining Company Inc., now known as Silver Bull Resources, Inc., (NYSE Amex: SVBL), a mineral exploration company seeking to become a low cost producer of zinc. Mr. Czirr received a B.B.A. degree from the University of Michigan. We believe that Mr. Czirr is best situated to sit on our Board of Directors and serve as Chairman of the Board because he is the director who was a co-founder of the Company and is very familiar with our business and industry, and capable of effectively identifying sources of capital as well as strategic priorities.

Kevin D. Freeman, a director since May 2011, is a Certified Financial Adviser and registered investment adviser, is Chief Executive Officer of Freeman Global Investment Counsel, an investment advisory firm founded in 2004 operating under Cross Consulting Services LLC, where he serves as President. He is also Chief Investment Officer of Capitalist Publishing Co., Inc. Formerly he was Chairman of Separate Account Services, Inc. and held several offices at Franklin Templeton Investment Services. He holds a B.S. in business administration from University of Tulsa, Tulsa, Oklahoma. We believe Mr. Freeman’s qualifications to sit on our Board of Directors includes his extensive financial expertise and his years of experience providing financial advisory services.

Arthur R. Greenberg, age 64, a director since August 2009, has 37 years in the semiconductor equipment and materials industries. He is the President and Founder of Prism Technologies, Inc. which provides professional sales and marketing services and business development consulting services. Mr. Greenberg is a member of the board of UV Tech Systems, a designer and manufacturer of equipment used to fabricate semiconductor devices. Previously, he was the first President of SEMI, North America, a semiconductor equipment and materials industry trade association representing the interests, including public policy, of more than 2000 members doing business in North America. Mr. Greenberg received his B.S. degree in business administration from Henderson State University. We believe Mr. Greenberg’s qualifications to sit on our Board of Directors includes his executive leadership and management experience, as well as his extensive experience with business development.

Rod D. Martin, a director since February 2009 and Vice Chair of the Board of Directors since February 2010, is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Martin served as a senior advisor to PayPal, Inc. founder Peter Thiele, during the company’s startup phase, its initial public offering and its subsequent acquisition by eBay Inc.; and afterward, served at Clarion Capital, Thiele’s global macro hedge fund which had more than $7.8 billion under management. Mr. Martin is founder and chairman of the board of Advanced Search Laboratories, Inc., and also serves as a director of Proximal Software. He previously served as Director of Policy Planning & Research for former Arkansas Governor Mike Huckabee. He is a widely noted author and speaker, and leads several non-profit organizations. Mr. Martin holds a J.D. from Baylor Law School, a B.A. from the University of Arkansas, and was a Sturgis Fellow at Cambridge University in Great Britain. We believe Mr. Martin’s qualifications to sit on our Board of Directors includes his executive leadership experience, as well as his extensive experience with developing companies and organizations.

John Mauldin, a director since May 2011, is President of Millennium Wave Advisors LLC, an investment advisory firm, and a registered representative of Millennium Wave Securities, LLC, a FINRA registered broker-dealer. Previously he was Chief Executive Officer of the American Bureau of Economic Research. He has many publications on investments and financial topics, including a New York Times bestseller and articles in the Financial Times and The Daily Reckoning, and is a frequent guest on CNBC, Yahoo Tech Ticker and Bloomberg TV. He holds a B.A. from Rice University and a M.Div. from Southwestern Baptist Theological Seminary. We believe Mr. Freeman’s publication experience and financial expertise will be a substantial addition to the Board. We believe Mr. Mauldin’s qualifications to sit on our Board of Directors includes his extensive financial management and advisory experience.

Steven Prelack, a director since April 2003, has been since July 2010 Senior Vice President of Operations and Chief Financial Officer of VetCor which owns and operates 49 veterinary hospitals. Previously, from 2001, he was Senior Vice President, Chief Financial Officer and Treasurer of VelQuest Corporation, a provider of automated compliance software solutions for the pharmaceutical industry. In this capacity, Mr. Prelack oversees sales, business development, operations and finance. Mr. Prelack is a director of Codeco Corporation, a designer and manufacturer of custom resisters and switches, and is a member of the Strategic Advisory Board of BioVex, a biotechnology company focused on cancer. Mr. Prelack served as Director and Audit Committee Chair for BioVex from 2007 through 2009. Mr. Prelack, a Certified Public Accountant, received a B.B.A. degree from the University of Massachusetts at Amherst in 1979. We believe Mr. Prelack’s qualifications to sit on our Board of Directors includes his extensive executive leadership experience, as well as his many years serving in senor financial management roles.

H. Paul Pressler, a director since May 2011, has been a partner in the law firm of Woodfill & Pressler since 2000, a director of Revelation, Inc., and has been in private mediation practice for several years. A retired justice of the Texas Court of Appeals, Judge Pressler was appointed Justice of the Texas Court of Appeals in 1978, serving until 1992. Judge Pressler also served as District Judge from 1970 to 1978. From 1958 to 1970, he was associated with the law firm of Vinson & Elkins. Judge Pressler has been a director of Salem Communications Corporation (Nasdaq GM:SALM) since March 2002, and is also a board member of the Free Market Foundation and KHCB Network, a non-profit corporation which owns Christian radio stations in Texas and Louisiana, and a board member of National Religious Broadcasters. We believe Mr. Pressler’s qualifications to sit on our Board of Directors includes his extensive legal experience and expertise as well as his executive leadership experience.

Jerald K. Rome, a director since March 2004, has been a private investor since 1996. Mr. Rome founded Amberline Pharmaceutical Care Corp., a marketer of non-prescription pharmaceuticals, in 1993 and served as its President from 1993 to 1996. From 1980 to 1990, he served as Chairman, President and Chief Executive Officer of Moore Medical Corp., a national distributor of branded pharmaceuticals and manufacturer and distributor of generic pharmaceuticals and was previously Executive Vice President of the H.L. Moore Drug Exchange, a division of Parkway Distributors and predecessor of Moore Medical Corp. Mr. Rome received a B.S. degree in pharmaceutical sciences from the University of Connecticut. We believe Mr. Rome’s qualifications to sit on our Board of Directors includes his executive leadership and management experience as well as his pharmaceutical industry experience.

Marc Rubin, M.D, a director on October 2011, is Executive Chairman of the Board of Directors of Titan Pharmaceuticals, Inc. (TTNP: OTC BB) and served as its President and Chief Executive Officer from October 2007 to January 2009. Until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining the company in October 2003, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003 at GlaxoSmithKline, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College and is board certified in internal medicine with subspecialties in medical oncology and infectious diseases. Dr. Rubin is a member of the Board of Directors of Curis Inc. (Nasdaq: CRIS) and formerly served on the Board of Directors of Medarex, Inc., now a subsidiary of Bristol-Myers Squibb Company. We believe Mr. Rubin’s qualifications to sit on our Board of Directors includes his extensive executive leadership and management experience in the pharmaceutical industry.

Peter G. Traber, M.D., a director since February 2009, became President and Chief Executive Officer in March 2011, and is also our Chief Medical Officer. Dr. Traber is President Emeritus, and from 2003 to 2008 was Chief Executive Officer, of Baylor College of Medicine. From 2000 to 2003 he was Senior Vice President

Clinical Development and Medical Affairs and Chief Medical Officer of GlaxoSmithKline plc. Dr. Traber was the Chairman of the Board and Chief Executive Officer of TerraSep, LLC, a Mountain View, CA biotechnology company. He also has served as Chief Executive Officer of the University of Pennsylvania Health System, as well as Chair of the Department of Internal Medicine and Chief of Gastroenterology for the University of Pennsylvania School of Medicine. Dr. Traber received his M.D. from Wayne State School of Medicine and a B.S. in chemical engineering from the University of Michigan. We believe that Dr. Traber is best situated to sit on our Board of Directors because, in addition to serving as our Chief Executive Officer and President as well as serving as our Chief Medical Officer, he brings extensive industry and company-specific experience and expertise to the Company.

Executive officers and key employees:

Peter G. Traber, M.D., Chief Executive Officer and President (see Board of Directors)

Anatole Klyosov, Ph.D., D.Sc., age 64, has been our Chief Scientist since the company’s inception in 2000, is a co-inventor of our patented technology and a founder of Pro-Pharmaceuticals. Dr. Klyosov was vice president, research and development for Kadant Composites, Inc., a subsidiary of Kadant, Inc. (KAI-NYSE), where he directed, since 1996, a laboratory performing work in biochemistry, microbiology and polymer engineering. From 1990 to 1998, Dr. Klyosov was visiting professor of biochemistry, Center for Biochemical and Biophysical Sciences, Harvard Medical School, and from 1981 to 1990 he was professor and head of the Carbohydrates Research Laboratory at the A.N. Bach Institute of Biochemistry, USSR Academy of Sciences. Dr. Klyosov was elected as a member of the World Academy of Art and Sciences and is the recipient of distinguished awards including the USSR National Award in Science and Technology. He has published more than 250 peer- reviewed articles in scientific journals, authored books on enzymes, carbohydrates, and biotechnology, edited two books: Carbohydrates in Drug Design and Galectins, and holds more than 20 patents. Dr. Klyosov earned his Ph.D. and D.Sc. degrees in physical chemistry, and an M.S. degree in enzyme kinetics, from Moscow State University.

Eliezer Zomer, Ph.D., age 65, has been our Executive Vice President of Manufacturing and Product Development since the company’s inception in 2000. Prior to joining our company, Dr. Zomer had been the founder of Alicon Biological Control, where he served from November 2000 to July 2002. From December 1998 to July 2000, Dr. Zomer served as Vice President of product development at SafeScience, Inc. and Vice President of Research and Development at Charm Sciences, Inc. from June 1987 to November 1998. Dr. Zomer received a B. Sc. degree in industrial microbiology from the University of Tel Aviv in 1972, a Ph.D. in biochemistry from the University of Massachusetts in 1978, and undertook a post-doctoral study at the National Institute of Health.

Anthony D. Squeglia, age 69, was our Chief Financial Officer from October 2007 until March 6, 2012, and had also been our Vice President of Investor Relations. From 2001 to 2003, Mr. Squeglia was a Partner in JFS Advisors, a management consulting firm that delivered strategic services to entrepreneurial businesses that includes raising capital, business planning, positioning, branding, marketing and sales channel development. From 1996 to 2001, Mr. Squeglia was Director of Investor Relations and Corporate Communications for Quentra/Coyote Networks. Previously, Mr. Squeglia held management positions with Summa Four, Unisys, AT&T, Timeplex, Colonial Penn and ITT. Mr. Squeglia received an M.B.A. from Pepperdine University and a B.B.A. from The Wharton School, University of Pennsylvania.

Maureen E. Foley, age 71, has been our Chief Operating Officer since October 2001, and Corporate Secretary since September 2002. She has 30 years of business and operations management experience including facility design, construction, and fit out, project management, IT, HR, press and public relations, accounting and finance to startup companies. Between 1999 and 2000 she managed business operations for efHealthDirect, Inc., a developer of medical records processing software; and ArsDigita, Inc., a web development company. From 1996 to 1999, she served as Manager of Operations with Thermo Fibergen, Inc., a developer of composite materials and a subsidiary of Thermo Fisher Scientific, Inc. Ms. Foley is a graduate of The Wyndham School, Boston, Massachusetts, with a major in Mechanical Engineering.

Thomas A. McGauley, age 39, became our Chief Financial Officer on March 6, 2012, and previously since 2009 had been our Director of Finance and Accounting. From November 2005 to January 2010, Mr. McGauley was the Director of Financial Reporting at deCODE genetics, a former NASDAQ listed international life sciences company headquartered in Iceland. Mr. McGauley previously spent more than seven years in public accounting, most recently as a manager at PricewaterhouseCoopers, where he specialized in life science companies from 2003 to 2005. He has also served as a Captain and Company Commander in the U.S. Army and Massachusetts National Guard. Mr. McGauley is a Certified Public Accountant and holds a B.S. in Business Administration from Stonehill College.

None of the directors, executive officers and key employees share any familial relationship.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has, subject to the ratification of the stockholders, appointed McGladrey & Pullen, LLP as our independent auditors for the fiscal year ending December 31, 2012.

We expect that a representative from McGladrey will be present at the annual meeting, and accordingly, McGladrey will be given the opportunity to make a statement and respond to any questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP, AS GALECTIN THERAPEUTICS’ INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

FEES PAID TO MCGLADREY & PULLEN, LLP

Fiscal Year 2011
Audit Fees(1)	$131,300
Audit-Related Fees(3)	—
Tax Fees(4)	—
Subtotal	—
All Other Fees(5)	—

Total Fees	$131,300

Fiscal Year 2010
Audit Fees(2)	$129,524
Audit-Related Fees(3)	—
Tax Fees(4)	—
Subtotal	—
All Other Fees(5)	—

Total Fees	$129,524

(1)	Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2011 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q for such year. Additional amounts for our 2011 year end audit that were paid in 2012 will be reported in the proxy statement for the 2013 annual meeting.
(2)	Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2010 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q for such year. Additional amounts for our 2010 year end audit that were paid in 2011 will be reported in the proxy statement for the 2012 annual meeting.
(3)	Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial disclosures made in our equity finance documentation and registration statements filed with the SEC that incorporate financial statements and the auditors’ report thereon and reviewed with our Audit Committee on financial accounting/reporting standards.
(4)	Tax Fees. These are fees for professional services with respect to tax compliance, in particular, preparation of our corporate tax returns.
(5)	All Other Fees. These are fees for all other products and services provided or performed which do not fall within one or more of the above categories.

The Audit Committee has considered whether the provision of non-core audit services to Galectin Therapeutics by McGladrey & Pullen, LLP is compatible with maintaining independence.

Pre-Approval Policy and Procedures

The Audit Committee of our Board of Directors has adopted policies and procedures which set forth the manner in which the Committee will review and approve all services to be provided by the independent auditor before the auditor is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels, on a project basis and aggregate annual basis, which have been pre-approved by the Committee.

All other services performed by the auditor that are not prohibited non-audit services under SEC or other regulatory authority rules must be separately pre-approved by the Audit Committee. Amounts in excess of pre-approved limits for audit services, audit-related services and tax services require separate pre-approval of the Audit Committee.

Our Chief Financial Officer reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

CORPORATE GOVERNANCE

Board of Directors

We believe that good corporate governance is important to ensure that Galectin Therapeutics is managed for the long-term benefit of our stockholders. Our board of directors is responsible for establishing our corporate policies and overseeing the management of the company. Senior management, including our President and Chief Executive officer, Chief Financial Officer and Chief Operating Officer, are responsible for our day-to-day operations. The board evaluates our corporate performance and approves, among other things, corporate strategies, objectives, operating plans, significant policies and major commitments of corporate resources. The board also evaluates and elects our executive officers, and determines their compensation.

Our Board currently consists of eleven directors, nine of whom will stand for election at our 2012 annual meeting of stockholders and two of whom are nominated and elected by the holder of our Series B preferred stock voting as a separate class.

Committees of the Board

Our board of directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. From time to time, the board may also create various ad hoc committees for special purposes. The membership during the last fiscal year and the function of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are described below. The board has determined that all of the members of each of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. The charters of each committee are available on the Company’s website at www.galectintherapeutics.com.

Compensation Committee

The Compensation Committee met five times in 2011. The members of this committee are Rod D. Martin (chair), Gilbert F. Amelio, Ph.D. and Arthur R. Greenberg. The Committee is responsible for reviewing and recommending compensation policies and programs, management and corporate goals, as well as salary and benefit levels for our executive officers and other significant employees. Its responsibilities include supervision and oversight of the administration of our incentive compensation and stock programs and, as such, the Committee is responsible for administration of grants and awards to directors, officers, employees, consultants and advisors under our 2001 Stock Incentive Plan, 2003 Non-employee Director Stock Incentive Plan and the 2009 Incentive Compensation Plan.

Audit Committee

The Audit Committee met five times in 2011. The members of this committee are Steven Prelack (chair), Jerald K. Rome and Kevin D. Freeman. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Galectin Therapeutics. More specifically, it assists the Board of Directors in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements, reports and related information provided to stockholders, regulators and others, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, (iv) the internal control over financial reporting that management and the Board have established, and (v) the audit, accounting and financial reporting processes generally. The Committee is also responsible for review and approval of related-party transactions. The Board has determined that Mr. Prelack is an “audit committee financial expert” within the meaning of SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met six times in 2011. The members of this committee are Rod D. Martin (chair), Jerald K. Rome and Gilbert F. Amelio, Ph.D. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, and to recommend to the Board, candidates for election or re-election as directors and for reviewing our governance policies in light of the corporate governance rules of the SEC. Under its charter, the Committee is required to establish and recommend criteria for service as a director, including matters relating to professional skills and experience, board composition, potential conflicts of interest and manner of consideration of individuals proposed by management or stockholders for nomination. The Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of Galectin Therapeutics and its stockholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations, and an appreciation of the role of the corporation in society. The Committee will consider candidates meeting these criteria who are suggested by directors, management, stockholders and other advisers hired to identify and evaluate qualified candidates.

Director Independence

The Company’s Corporate Governance provides that a majority of the members of the Board, and each member of the Audit, Compensation and Nominating and Corporate Governance Committees, must meet certain criteria for independence. Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on the NASDAQ rules, Messrs. Freeman, Martin, Mauldin, Prelack, Pressler and Rome and Drs. Amelio and Rubin were determined by the Board to be independent. As employees of Galectin Therapeutics, Dr. Traber and Mr. Czirr are not considered independent. Also, none of the non-employee directors has any relationship with the Company other than being a director and stockholder, or any transaction or arrangement that interferes with each director’s independence.

Policies with Respect to Transactions with Related Persons

The Nominating and Corporate Governance Committee and the Board have adopted a Code of Ethics, which is available at www.galectintherapeutics.com, that sets forth various policies and procedures intended to promote the ethical behavior of the Company’s employees, officers and directors. The Code of Ethics describes our policy on conflicts of interest. This committee also monitors the ethical behavior of our employees, officers and directors.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The responses to these questionnaires are reviewed by outside corporate counsel, and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

Since the beginning of fiscal 2011, we did not participate in any transactions in which any of the director nominees, Class B directors, executive officers, any beneficial owner of more than 5% of our common stock, nor any of their immediate family members, had a direct or indirect material interest.

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, conduct an appropriate review of, and be responsible for the oversight of, all related party transactions on an ongoing basis. There were no related party transactions in the fiscal year ended December 31, 2011.

Director Nomination Process

The Nominating and Corporate Governance, or Nominating Committee, is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist it in locating qualified candidates that meet the needs of the Board at that time. The search firm would provide information on a number of candidates, which the Nominating Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee, and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by NASDAQ rules, it will recommend the nomination of the candidate to the Board.

It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Secretary of Galectin Therapeutics Inc. at 7 Wells Avenue, Suite 34, Newton, MA 02459. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see Nominating and Corporate Governance Committee; Criteria and Diversity). The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under our corporate governance principles.

Communication with the Board

The Board and management encourage communication from our stockholders. Stockholders who wish to communicate with our management should direct their communication to the Secretary of the Board, 7 Wells Avenue, Suite 34, Newton, MA 02459. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Vice Chairman of the Board, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his or her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board believes that our Executive Chairman is best situated to serve as Chairman of the Board because he is the director who was a co-founder of the Company and is very familiar with our business and industry, and capable of effectively identifying sources of capital as well as strategic priorities. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the company and industry. Our Chief Executive Officer brings company-specific experience and expertise. The Board believes that the separate roles of the Executive Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the separate roles of the Executive Chairman and the Chief Executive Officer is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Executive Sessions

Pursuant to our corporate governance principles or as required by NASDAQ rules, non-management directors of the Board meet from time to time without the presence of management. The Vice Chair of the Board chairs these sessions.

Meeting Attendance

During 2011, there were eleven meetings of the Board. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Executive Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

We do not have a formal policy requiring members of the Board to attend the annual meeting, although all directors are strongly encouraged to attend. At the 2011 annual meeting of stockholders, all eleven of the then current board members were present.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee of our Board is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee of our Board oversees management of financial risks. The Nominating and Corporate Governance Committee of our Board manages risks associated with the independence of the Board members and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Our guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for providing independent, objective oversight of Galectin Therapeutics’ accounting functions and internal control over financial reporting. The Audit Committee has reviewed and discussed audited financial statements for Galectin Therapeutics with management. The Audit Committee also has discussed with McGladrey & Pullen, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), which includes, among other items, matters related to the conduct of the annual audit of our company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from McGladrey & Pullen, LLP, required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications by McGladrey & Pullen, LLP with the Audit Committee concerning independence, and has discussed with McGladrey & Pullen, LLP, its independence from Galectin Therapeutics.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements of Galectin Therapeutics for the 2011 fiscal year be included in the Annual Report filed on Form 10-K for the year ended December 31, 2011.

By the Audit Committee of the Board of Directors of Galectin Therapeutic Inc.

Steven Prelack, Chair

Kevin D. Freeman

Jerald K. Rome

DIRECTOR COMPENSATION

The following table details the total compensation earned by our non-employee directors during the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(4)	All Other Compensation ($)(3)		Total ($)
Gilbert F. Amelio, Ph.D.	11,000		82,637	—		93,637
James C. Czirr(1)	60,000	(5)	—	24,000	(5)	84,000
Kevin D. Freeman	—		103,880	—		103,880
Arthur R. Greenberg	—		103,297	—		103,297
Rod D. Martin	77,000	(6)	82,637	—		159,637
John Mauldin	—		103,880	—		103,880
S. Colin Neill(10)	8,000		82,637	—		90,637
Steven Prelack	70,000	(7)	103,297	—		173,297
H. Paul Pressler	—		103,880	—		103,880
Jerald K. Rome	—		103,297	—		103,297
Marc Rubin, M.D.	2,000		81,480	—		83,480
Peter G. Traber, M.D.(1)	20,000	(9)	—	—		20,000

(1)	Director compensation terminated after becoming an employee in 2011.
(2)	Represents the aggregate grant date fair value of options granted in 2011, but not actual amounts paid to or realized during 2011. The value as of the grant date for stock options is recognized over the period of service required for the stock awards to vest in full.
(3)	Excludes travel expense reimbursements.
(4)	The aggregate number of shares subject to option awards held by each director (representing unexercised options awards – both exercisable and un-exercisable) at December 31, 2011 is as follows:

Name	Number of Shares Subject to Option Awards Held as of December 31, 2011		Number of Shares Subject to Warrant Awards Held as of December 31, 2011
Gilbert F. Amelio, Ph.D.	14,188		—
James C. Czirr	666,667	(8)	—
Kevin D. Freeman	14,815		—
Arthur R. Greenberg	17,735		—
Rod D. Martin	97,552		—
John Mauldin	14,815		—
S. Colin Neill(10)	5,464		—
Steven Prelack	104,779		—
H. Paul Pressler	14,815		—
Jerald K. Rome	92,419		—
Marc Rubin, M.D.	16,495		—
Peter G. Traber, M.D.	916,669	(11)	100,000	(9)
TOTAL	1,970,919		100,000

(5)	Compensation for service as Chairman of the Board.
(6)	Compensation for service as Vice-Chairman and Director.
(7)	Compensation for service as Audit Committee Chairman.
(8)	166,667 of these options were compensation for service as Chairman of the Board during the period prior to appointment as Executive Chairman.

(9)	Compensation for service as interim Chief Medical Officer prior to appointment as Chief Executive Officer and President.
(10)	Resigned on October 11, 2011.
(11)	Granted as incentive for services as Chief Executive Officer and President.

The following table includes the assumptions used to calculate the fiscal 2011 grant date fair value on a grant-by-grant basis for option awards for our directors. Effective March 23, 2012, we effected a one-for-six reverse split of our common stock. The conversion ratios of our shares of Preferred Stock were similarly changed by this reverse split ratio. All common share and per share amounts have been adjusted to reflect this reverse split.

				Assumptions
Name	Grant Date	Shares Granted (#)	Exercise Price ($)	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value Per Share ($)
Gilbert F. Amelio, Ph.D.	03/24/2011	7,408	6.48	131	5.0	2.14	0	5.58
	06/28/2011	6,780	7.08	132	5.0	1.47	0	6.06
Kevin D. Freeman	06/02/2021	14,815	8.10	132	5.0	1.65	0	7.02
Arthur R. Greenberg	03/24/2011	9,260	6.48	131	5.0	2.14	0	5.58
	06/28/2011	8,475	7.08	132	5.0	1.47	0	6.06
Rod D. Martin	03/24/2011	7,408	6.48	131	5.0	2.14	0	5.58
	06/28/2011	6,780	7.08	132	5.0	1.47	0	6.06
John Mauldin	06/02/2021	14,815	8.10	132	5.0	1.65	0	7.02
S. Colin Neill	03/24/2011	7,408	6.48	131	5.0	2.14	0	5.58
	06/28/2011	6,780	7.08	132	5.0	1.47	0	6.06
Steven Prelack	03/24/2011	9,260	6.48	131	5.0	2.14	0	5.58
	06/28/2011	8,475	7.08	132	5.0	1.47	0	6.06
H. Paul Pressler	06/02/2021	14,815	8.10	132	5.0	1.65	0	7.02
Jerald K. Rome	03/24/2011	9,260	6.48	131	5.0	2.14	0	5.58
	06/28/2011	8,475	7.08	132	5.0	1.47	0	6.06
Marc Rubin, M.D.	10/12/2011	16,495	5.82	127	5.0	1.14	0	4.92

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 10 to the Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates – Stock-Based Compensation” included in the Form 10-K for the 2011 fiscal year.

We also reimburse our directors for travel and other related expenses.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, our 2003 Non-Employee Director Stock Incentive Plan, and our 2009 Incentive Compensation Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,647,429	$6.44	1,922,125
Equity compensation plans not approved by security holders	1,444,045	$7.28	—

Total	3,091,474	$6.83	1,922,125

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2011 and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Peter G. Traber, M.D.	2011	147,500	—	5,563,537	22,811	(5)	5,733,848
Chief Executive Officer & President(2)
James C. Czirr	2011	92,502	—	3,036,375	39,154	(6)	3,168,031
Executive Chairman and Director(3)
Theodore D. Zucconi, Ph.D.,	2011	75,834	—	—	4,315	(7)	80,149
Chief Executive Officer & President(4)	2010	120,000	80,000		28,168	(8)	228,168
Anthony Squeglia,	2011	147,500	60,000	—	30,441	(9)	237,941
Chief Financial Officer	2010	90,000	—	51,017	21,606	(10)	162,623
Maureen Foley,	2011	148,124	60,000	—	25,016	(11)	233,140
Chief Operating Officer	2010	92,500	—	51,017	18,888	(12)	162,405

(1)	Amounts represent the aggregate grant date fair value of option awards for fiscal 2011 and 2010, respectively, but not the actual amounts paid to or realized by the named executive officer for the awards during 2011 and 2010. The value as of the grant date for stock options is recognized over the number of days of service required or the achievement of certain specified milestones for the grant to become vested.

The following table includes the assumptions used to calculate the grant date fair value reported for fiscal years 2011 and 2010 on a grant-by-grant basis. On March 23, 2012, we effected a one-for-six reverse split of our common stock, and the number of shares of common stock has been adjusted to reflect the reverse split.

	Grant Date	Options Granted (#)		Exercise Price ($)	Assumptions				Grant Date Fair Value Per Share ($)
Name					Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)
Peter G. Traber, M.D.	03/07/2011	666,667		6.96	131	5.0	2.19	0	6.00
	03/07/2011	83,334	*	6.96	110	5.32	3.51	0	6.00	**
	03/07/2011	83,334	*	6.96	110	5.76	3.51	0	6.06	**
James C. Czirr	06/28/2011	500,000		7.02	132	5.0	1.47	0	6.06
Anthony Squeglia	02/01/2010	33,334		1.80	126	5.0	2.38	0	1.56
Maureen Foley	02/01/2010	33,334		1.80	126	5.0	2.38	0	1.56

*	83,334 options each vest as of a $5 and $10 billion market capitalization, respectively, of our common stock.
**	valued using a Monte Carlo valuation model.

(2)	Chief Executive Officer from March 17, 2011.
(3)	Became an employee as of June 28, 2011.
(4)	Resigned March 16, 2011.
(5)	Includes $21,911 for health insurance and $900 for retirement plan contributions.
(6)	Includes $15,154 for health insurance and $24,000 for office and assistant services.
(7)	Includes $4,315 for health insurance.
(8)	Includes $16,351 for local housing and travel to permanent residence and $11,817 for health insurance.
(9)	Includes $22,141 for health insurance expenses and $8,300 for retirement plan contributions.

(10)	Includes $18,006 for health insurance expenses and $3,600 for retirement plan contributions.
(11)	Includes $16,691 for health insurance expenses and $8,325 for retirement plan contributions.
(12)	Includes $15,188 for health insurance and $3,700 for retirement plan contributions.

Narrative Disclosure to Summary Compensation Table

In order to conserve cash, the Named Executive Officers and certain other key employees voluntarily reduced their cash salaries in 2010.

Material Terms of Employment Contracts of Named Executive Officers

Peter G. Traber, M.D., Chief Executive Officer and President

On May 26, 2011, we entered into an Employment Agreement with Dr. Traber for a three year term beginning March 17, 2011, which shall continue for up to two one-year additional terms unless either party provides at least 6 months’ prior notice that the employment shall not continue. The Agreement provides for an annual salary during the initial year in the amount of $195,000, which may be adjusted beginning the second year based on industry surveys of executive compensation in comparable companies, but shall not be less than $300,000. Dr. Traber is entitled to (i) participate in incentive, retirement, profit-sharing, life, medical, disability and other plans generally available to our senior executives at our expense, (iv) an apartment and use of an automobile while in residence near our Newton, Massachusetts offices, and (v) weekly air-fare from his family’s residence anywhere in the 48 contiguous states.

The Agreement provides that Dr. Traber shall receive severance equal to one year of his then salary, two years’ medical coverage, and immediate vesting of all unvested warrants and options if his employment is terminated (i) by the Company “without cause,” (ii) by Dr. Traber for “good reason,” or (iii) following a “change of control” (as each term is defined in the Agreement). If Dr. Traber’s employment is terminated “for cause,” as defined in the Agreement, subject to “cure rights” in certain instances, he is not entitled to severance other than medical insurance coverage pursuant to COBRA.

The Agreement provides that during its term Dr. Traber shall not engage in any business competitive with the Company, and thereafter he shall not (i) accept for 12 months business from of our customers or accounts relating to “competing products” or services of the Company, or (ii) render services for 6 months to any “competing organization” (as such terms are defined in the Agreement). The Agreement also contains provisions binding on Dr. Traber with respect to (i) protection of our confidential information; (ii) requirements to disclose and assign inventions or other intellectual property to the Company; (iii) non-solicitation of our executives, or persons with whom we have a business relationship such as investors, suppliers and customers; and (iv) advance review and approval of all writings he proposes to publish.

As contemplated by the Agreement, on May 26, 2011, our Board of Directors granted Dr. Traber 125,000 fully-vested stock options exercisable for 10 years at $7.50 per share. In addition, the Agreement (i) accelerates the vesting 100,000 warrants that we granted to Dr. Traber in consideration of his service to the Company as Chief Medical Officer on a consultant basis prior his becoming an executive officer, (ii) amends our prior grant of 833,334 stock options to include a cashless exercise provision, and (iii) limits the number of vested options under Dr. Traber’s prior grants to a maximum of 833,334 at any one time. The Agreement requires us to register the offer and sale of the shares underlying such options and warrants. Dr. Traber also agreed not to sell any securities of the Company until after his obligation to report transactions in our securities has expired.

James C. Czirr, Executive Chairman

On June 28, 2011, we entered into an employment agreement with James C. Czirr, Executive Chairman of the Company for a three year term beginning June 28, 2011, which may continue for up to two one-year additional terms. The agreement provides for an annual salary of $185,000 for the first year of the initial term and $240,000 for the second and third years. We will negotiate salary if Mr. Czirr’s employment continues during the one-year terms subsequent to the initial term. Mr. Czirr is entitled to (i) participate in incentive, retirement, profit-sharing, life, medical, disability and other plans generally available to senior executives of the Company, (ii) $2,000,000 life insurance coverage and long-term disability insurance at Company expense, and (iii) expense reimbursement including up to $4,000 per month, unless otherwise approved, for office expenses.

The agreement provides that Mr. Czirr shall receive severance equal to one year of his then salary, two years’ medical coverage, and immediate vesting of all unvested options if his employment is terminated (i) by the Company “without cause,” (ii) by Mr. Czirr for “good reason,” or (iii) following a “change of control” (as defined in the Agreement). If his employment is terminated “for cause”, subject to “cure rights” in certain instances, he is not entitled to severance.

The agreement provides that during its term Mr. Czirr shall not engage in any business competitive with the Company. Following employment, Mr. Czirr shall not (i) accept for 12 months business from our customers or accounts relating to “competing products” or services, or (ii) render services for 6 months to any “competing organization” (as such are defined in the agreement). The agreement also contains provisions binding on Mr. Czirr with respect to (i) protection of our confidential information; (ii) requirements to disclose and assign inventions or other intellectual property to us; (iii) non-solicitation of our executives, or persons with whom we have a business relationship; and (iv) advance review and approval of all writings he proposes to publish.

As contemplated by the agreement, our Board of Directors on June 28, 2011, granted Mr. Czirr 500,000 stock options exercisable at $7.02 per share of our common stock, which vest in twenty equal installments of 25,000 shares beginning 90 days after the grant date, provided Mr. Czirr is employed on the applicable vesting date. We also agreed to register the offer and sale of the shares underlying such options. Mr. Czirr agreed not to loan or pledge securities of the Company until after his obligation to report transactions in our securities has expired, and not to effect short sales of our securities for 5 years after termination of the agreement.

Theodore D. Zucconi, Ph.D., former Chief Executive Officer and President

Dr. Zucconi was appointed Chief Executive Officer and President on February 12, 2009, and resigned on March 16, 2011. Peter G. Traber, M.D. became our Chief Executive Officer and President on March 17, 2011.

On March 31, 2011, we entered into a Separation Agreement with Dr. Zucconi which supersedes his prior employment agreement, relevant portions of which are described below. Under the separation agreement, Dr. Zucconi shall serve as a consultant, with the title Director of Business Development, in connection with such matters as we may request, including the program for approval, marketing and sale of our GM-CT-01 product in South American or Latin American countries. The separation agreement provides for a consultancy term ending between November 30, 2011 and March 31, 2012 at a monthly rate of $13,333 and terminates all stock options that had not vested under his prior employment agreement. The separation agreement entitles Dr. Zucconi to a grant of 300,000 stock options exercisable for seven years which vest as to 100,000 shares each upon approval milestones in up to three South American countries achieved during his consultancy; a cash bonus equal to 1% of the amount received by June 30, 2012 from (i) actual receipts of gross sales of GM-CT-01 in South and Latin American countries and (ii) licensing fees paid in connection with agreements to market GM-CT-01 in such countries other than Colombia; and health and dental coverage for up to 24 months. The separation agreement also contains mutual general releases of Dr. Zucconi and Pro- Pharmaceuticals and their respective related entities and persons.

On May 21, 2009, we entered into an employment agreement with Dr Zucconi for a term ending May 31, 2011. The Agreement provides for an annual salary of $260,000 which may be adjusted proportionately to the adjustments for other executives for cash conservation purposes.

Dr. Zucconi’s separation agreement supersedes all incentive compensation under his prior employment agreement except all or portions of the following remained until his resignation on March 16, 2011: (i) an automobile allowance of $500 per month; (ii) use of an apartment within reasonable commuting distance of our principal offices, and up to $20,000 per year additional temporary living costs; (iii) fourteen round trip single passenger airline tickets (by coach) per year between Massachusetts and Phoenix, Arizona; (iv) participation in our 401(k) plan with an employer match; and (v) medical insurance through us or reimbursement for premiums paid by Dr. Zucconi.

Anthony Squeglia, former Chief Financial Officer

We entered into an Amended and Restated Employment agreement with Mr. Squeglia in December 2007 under which he was entitled to receive an annual salary of $180,000 and participate in company employee benefit plans, and was awarded 20,000 incentive stock options, all of which have vested. On March 8, 2011, we entered into an Amended Employment Agreement with Mr. Squeglia which supersedes his prior employment agreement. Under this Agreement, Mr. Squeglia is engaged for a one-year term ending March 6, 2012 at a base salary of $150,000 and is entitled to participate in the Company’s standard employee benefits plan and vacation. The Agreement also provided for six months base salary and benefits upon termination. Mr. Squeglia resigned as Chief Financial Officer at the end of the one-year term of the Agreement.

Maureen Foley, Chief Operating Officer

We entered into an Employment Agreement with Ms Foley dated January 19, 2009, under which she was entitled to receive an annual salary of $185,000 per year and participate in company employee benefit plans. On March 8, 2011, we entered into an Amended Employment Agreement with her which supersedes her prior employment agreement. Under the amended Agreement, Ms. Foley is engaged for a one-year term ending March 6, 2012 at a base salary of $150,000 and is entitled to participate in the Company’s standard employee benefits plan, vacation and up to 40 days personal time off in respect of prior service to the Company. On March 1, 2012, the agreement was extended until June 30, 2012. If we terminate Ms. Foley without “cause” or she terminates her employment for “good reason,” as defined in the Agreement, she is entitled to all compensation and benefits through the end of the term and a severance comprised of six months base salary and continued employee benefits. If terminated for cause, she is entitled to six months base salary. The Agreement also provided for a $60,000 signing bonus, a $50,000 lump sum payment and $25,000 transition bonus payment payable by stated dates even if Ms. Foley is terminated for any reason.

Thomas A. McGauley, Chief Financial Officer

We entered into a Consulting Agreement with Mr. McGauley on March 2, 2012, pursuant to which Mr. McGauley will serve as our Acting Chief Financial Officer from March 6, 2012 until September 30, 2012. Under this Agreement, Mr. McGauley receives a base fee of $14,250 per month plus $150 for each hour worked in excess of 95 hours per month. The Company may terminate the McGauley Agreement only “for cause,” as defined in the agreement. If Mr. McGauley terminates the Agreement for “good reason”, as defined in the Agreement, he is entitled to all fees payable thereunder through the end of the term of the Agreement. The Agreement requires Mr. McGauley to assign inventions and other intellectual property to the Company which he conceives or reduces to practice during the term of the Agreement and for one year thereafter, and to maintain the Company’s confidential information during the term of the Agreement and thereafter. Mr. McGauley is also subject to a (i) non-competition provision that extends for the duration of the term of the Agreement and (ii) non-solicitation provision that extends for twelve months after the termination of the Agreement.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table provides information with respect to outstanding stock options held by the named executive officers in the Summary Compensation Table as of December 31, 2011. On March 23, 2012, we effected a one-for-six reverse split of our common stock. All common share and per share amounts shown in the table have been adjusted to reflect the reverse split.

		Stock Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options; # Exercisable		Number of Securities Underlying Unexercised Options; # Un-Exercisable		Option Exercise Price Per Share($)	Option Expiration Date
Peter G. Traber, M.D.(3)	03/07/2011	125,000	(1)	708,334	(1)	6.96	03/07/2021
	05/26/2011	83,334		—		7.56	05/26/2021

James C. Czirr	02/01/2010	166,667		—		7.56	02/01/2015
	06/28/2011	50,000	(2)	450,000	(2)	7.02	06/28/2021

Theodore D. Zucconi, Ph.D.	12/09/2007	33,334		—		4.20	12/09/2012
	04/10/2008	25,000		—		2.64	04/10/2013
	05/21/2009	141,667		—		2.88	05/21/2016

Anthony Squeglia	04/10/2003	8,334		—		17.52	04/10/2013
	09/02/2003	10,834		—		24.30	09/02/2013
	12/21/2004	8,334		—		11.40	12/21/2014
	03/08/2007	16,667		—		6.06	03/08/2012
	12/12/2007	3,334		—		3.78	12/12/2012
	04/10/2008	30,834		—		2.64	04/10/2013
	04/21/2009	12,500		—		2.88	04/21/2014
	05/21/2009	8.334		—		2.88	05/21/2014
	02/01/2010	33,334		—		1.80	02/01/2015

Maureen Foley	11/14/2002	16,667		—		21.00	11/14/2012
	09/02/2003	108,334		—		24.30	09/02/2013
	12/21/2004	12,500		—		11.40	12/21/2014
	03/08/2007	16.667		—		6.06	03/08/2012
	04/10/2008	25,001		—		2.64	04/10/2013
	04/21/2009	12,500		—		2.88	04/21/2014
	02/01/2010	33,334		—		1.80	02/01/2015

(1)	125,000 options vested on the grant date, 104,667 options vest on the first and second anniversaries of the grant date, 83,333 options vest on the third and fourth anniversaries of the grant date and 166,667 options vest on the fifth anniversary of the grant date. The remaining 166,667 options vest upon the achievement of certain milestones. With respect to options that vest on anniversaries, exercise rights are accelerated upon achievement of certain milestones.
(2)	Options vest at the rate of 25,000 per quarter for 20 quarters beginning September 28, 2011.
(3)	Also owns 100,000 fully vested warrants exercisable at $4.26 per share of common stock awarded as compensation for service as interim Chief Medical Officer.

The exercise price of the options is set at the closing price of our stock at the date prior to the date of grant. Outstanding options have been recommended by the Compensation Committee and adopted by the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes of ownership of such securities with the SEC. All reports were timely filed.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

To be considered for inclusion in the 2013 proxy statement, shareowner proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 22, 2012. Proposals should be addressed to Corporate Secretary, Galectin Therapeutics Inc., 7 Wells Ave, Suite 34, Newton, Massachusetts, 02459.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GALECTIN THERAPEUTICS INC.

The undersigned appoints Peter G. Traber, M.D., Thomas A. McGauley and Maureen E. Foley, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Galectin Therapeutics Inc. held of record by the undersigned at the close of business on April 13, 2012 at the 2012 annual meeting of stockholders to be held at the Company’s office at 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459 on May 24, 2012 at 9:00 (local time) or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

GALECTIN THERAPEUTICS INC.

Important Notice Regarding the Availability of Proxy Materials for the 2012 annual meeting of stockholders of Galectin Therapeutics Inc. to be held at the Company’s office at 7 Wells Avenue, Suite 34, Newton, Massachusetts on May 24, 2012 at 9:00 A.M. EDT.

To Vote Your Proxy

Mark, sign and date your Proxy Card below, detach it and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

							Please mark your votes like this	☒

1. ELECTION OF DIRECTORS	VOTE FOR ALL NOMINEES	WITHHOLD AUTHORITY	ABSTAIN	2.	A PROPOSAL TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE INDEPENDENT REGISTERED PUBLIC	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote “FOR” the listed nominees.	☐	☐	☐		ACCOUNTING FIRM TO AUDIT THE FINANCIAL STATEMENTS FOR THE 2012 FISCAL YEAR. The Board of Directors recommends a vote “FOR” this proposal

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name below:

				3.	In their discretion, the proxies are authorized to
vote upon such other business as may properly come before the annual meeting

Gilbert F. Amelio, Ph.D. Kevin D. Freeman Rod D. Martin John Mauldin Steven Prelack H. Paul Pressler Jerald K. Rome Marc Rubin, M.D. Peter G. Traber, M.D.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature:	Signature (if joint):	Date:	, 2011

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.